EXHIBIT 32

Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, each undersigned officer of NYSE Group, Inc. (the “Company”) hereby certifies that, to such officer’s knowledge, the quarterly report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2006 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 11, 2006	/s/ John A. Thain
John A. Thain
Chief Executive Officer
NYSE Group, Inc.

Date:	August 11, 2006	/s/ Nelson Chai
Nelson Chai
Chief Financial Officer
NYSE Group, Inc.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.